Exhibit 99.2

Pennsylvania Commerce Bancorp, Inc.
Selected Consolidated Financial Data
(Unaudited)

	At or for the			At or for the
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(in thousands, except per share amounts)	2005	2004	% Change	2005	2004	% Change

Income Statement Data:

Net interest income	$12,745	$11,883	7%	$37,758	$34,492	9%
Provision for loan losses	250	675	(63)%	1,420	1,925	(26)%
Noninterest income	4,284	2,949	45%	11,196	8,251	36%
Noninterest operating expenses	13,337	10,890	22%	36,613	31,456	16%
Net income	2,325	2,198	+6%	7,341	6,307	+16%

Per Common Share Data:

Net income: Basic	$0.39	$0.47	(17)%	$1.23	$1.35	(9)%
Net income: Diluted	0.36	0.43	(16)%	1.15	1.24	(7)%

Book Value				$15.06	$12.44	+21%

Weighted average shares outstanding:
Basic	5,956	4,671		5,933	4,634
Diluted	6,393	5,049		6,347	5,025

Balance Sheet Data:

Total assets				$1,587,394	$1,205,181	32%
Loans (net)				753,306	611,088	+23%
Allowance for loan losses				8,852	7,175	23%
Investment Securities				686,558	487,049	41%
Total deposits				1,405,601	1,124,906	25%
Core deposits				1,353,800	1,088,586	+24%
Stockholders' equity				90,823	61,861	+47%

Capital:

Stockholders' equity to total assets				5.72%	5.13%
Leverage Ratio				7.32	6.21
Risk based capital ratios:
Tier 1				10.31	9.36
Total Capital				11.16	10.26

Performance Ratios:

Cost of funds	2.17%	1.33%		1.95%	1.24%
Deposit Cost of Funds	1.82	1.08		1.62	0.97
Net interest margin	3.74	4.23		3.89	4.33
Return on average assets	0.63	0.73		0.71	0.74
Return on average total stockholders' equity	10.15	15.75		11.08	15.91

Asset Quality:

Net charge-offs to average loans outstanding				0.06%	0.13%

Nonperforming loans to total period-end loans				0.25	0.27

Nonperforming assets to total period-end assets				0.13	0.20

Allowance for loan losses to total period-end loans				1.16	1.16

Allowance for loan losses to nonperforming loans				458%	436%

Pennsylvania Commerce Bancorp, Inc. and Subsidiaries Average Balances and Net Interest Income
(unaudited)

	Quarter ended,

	September 2005			June 2005			September 2004
	Average		Average	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
(dollars in thousands)
Earning Assets
Investment securities
Taxable	$604,417	$7,548	5.00%	$609,060	$7,587	4.98%	$497,218	$6,096	4.90%
Tax-exempt	7,403	111	6.00	7,113	107	6.02	6,835	100	5.85
Total securities	611,820	7,659	5.01	616,173	7,694	4.99	504,053	6,196	4.92
Federal funds sold	325	3	3.61	0	0		180	1
Loans receivable
Mortgage and construction	394,589	6,705	6.74	384,180	6,368	6.65	351,969	5,682	6.42
Commercial loans and lines of credit	198,775	3,521	7.03	193,509	3,241	6.72	158,333	2,332	5.86
Consumer	138,815	2,159	6.17	127,515	1,909	6.00	98,101	1,353	5.49
Tax-exempt	9,308	108	4.64	7,186	82	4.58	6,179	74	4.79
Total loans receivable	741,487	12,493	6.76	712,390	11,600	6.53	614,582	9,441	6.11
Total earning assets	$1,353,632	$20,155	5.91%	$1,328,563	$19,294	5.82%	$1,118,815	$15,638	5.56%

Sources of Funds
Interest-bearing deposits
Regular savings	$330,563	$1,378	1.65%	$317,020	$1,080	1.37%	$283,841	$736	1.03%
Interest checking and money market	490,208	3,193	2.58	458,575	2,587	2.26	346,437	1,062	1.22
Time deposits	179,493	1,359	3.00	177,065	1,267	2.87	169,794	1,025	2.40
Public funds time	31,429	265	3.35	34,732	261	3.01	48,850	224	1.82
Total interest-bearing deposits	1,031,693	6,195	2.38	987,392	5,195	2.11	848,922	3,047	1.43
Short-term borrowings	93,472	861	3.65	112,766	889	3.16	91,101	354	1.55
Junior subordinated debt	13,600	354	10.41	13,600	355	10.44	13,600	354	10.41
Total interest-bearing liabilities	1,138,765	7,410	2.58	1,113,758	6,439	2.32	953,623	3,755	1.57
Noninterest-bearing funds (net)	214,867			214,805			165,192
Total sources to fund earning assets	$1,353,632	7,410	2.17	$1,328,563	$6,439	1.94	$1,118,815	3,755	1.33
Net interest income and margin		$12,745	3.74%		$12,855	3.88%		$11,883	4.23%

Other Balances
Cash and due from banks	$48,936			$41,959			$37,600
Other assets	61,593			55,719			44,162
Total assets	1,464,161			1,426,241			1,200,576
Demand deposits (noninterest-bearing)	230,992			218,107			187,799
Other liabilities	3,487			5,064			3,619
Stockholders' equity	90,917			89,312			55,535